ENVIRONMENTAL LABORATORY ANALYSIS
                                      1997

Dolet Hills Mining Venture                     $35,442
Sabine Mining Company                           32,810
General Electric Company                         1,820
PMI, Inc., Environmental Services                1,475
Miscellaneous (less than $500)                     665
                                                ------
                                               $72,212
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